UNITED STATES
SECURITIES AND EXCHANCE COMMISSION
Washington, DC 20549

______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2016

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 9, 2016, at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Shiloh Industries, Inc. (the “Company”), the stockholders of the Company approved the Company’s 2016 Equity and Incentive Compensation Plan (the “Equity Plan”). The following description of the Equity Plan is qualified in its entirety by reference to the Equity Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
In general, the Equity Plan will be administered by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) and will enable the Compensation Committee to provide equity and incentive compensation to (1) the Company’s officers and other employees (and those of our subsidiaries), including persons who have agreed to commence serving in such capacity within 90 days of the grant of the applicable award, (2) non-employee directors and (3) certain other individuals who provide employee-type services. Pursuant to the Equity Plan, the Company may grant equity-based compensation generally in form of stock options, appreciation rights, restricted shares, restricted stock units, performance shares, performance units, cash incentive awards, dividend equivalents and other stock-based awards upon terms and conditions as further described in the Equity Plan. The Equity Plan will permit the Company to grant awards that may be able to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and awards that are not intended to so qualify.
Subject to adjustment as described in the Equity Plan, and subject to the Equity Plan’s share counting rules, a total of 1,500,000 shares of common stock are available for awards granted under the Equity Plan, minus one share of common stock for every share subject to an award granted under the Company’s Amended and Restated 1993 Key Employee Stock Incentive Plan (as amended and restated as of December 10, 2009) (the “Predecessor Plan”) between October 31, 2015 and March 9, 2016. These shares may be shares of original issuance or treasury shares, or a combination of both. The aggregate number of shares available under the Equity Plan will be reduced by one share of common stock for every one share subject to an award granted under the Equity Plan.
The Equity Plan also provides that, subject to adjustment as described in the Equity Plan:

•	the aggregate number of shares of common stock actually issued or transferred upon the exercise of incentive stock options will not exceed 1,500,000 shares of common stock;

•	no participant will be granted stock options and/or appreciation rights, in the aggregate, for more than 500,000 shares of common stock during any calendar year;

•
no participant will be granted awards of restricted shares, restricted stock units, performance shares and/or other stock-based awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate, for more than 350,000 shares of common stock during any calendar year;

•
no participant in any calendar year will receive an award of performance units and/or other awards payable in cash (other than cash incentive awards) that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code having an aggregate maximum value as of their respective grant dates in excess of $6,000,000;

•
no participant in any calendar year will receive cash incentive awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code having an aggregate maximum value in excess of $6,000,000

•	no non-employee director will be granted, in any period of one calendar year, awards under the Equity Plan having an aggregate maximum value in excess of $500,000; and

•
up to 5% of the maximum number of shares available for awards under the Equity Plan, as may be adjusted pursuant to the terms of the Equity Plan, may be used for awards that do not apply with applicable one-year minimum vesting period requirements under the Equity Plan.

Shares of common stock subject to, or issued or transferred in settlement of, awards granted under the Equity Plan in substitution for or conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any of its subsidiaries will not count against (or be added back to) the aggregate share limit or other Equity Plan limits described above. Additionally, shares available under certain plans that the Company or its subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Equity Plan, under circumstances further described in the Equity Plan, but will not count against the aggregate share limit or other Equity Plan limits described above. Shares underlying certain awards under the Equity Plan and the Predecessor Plan that are forfeited, cancelled, expire or are settled for cash will again be available under the Equity Plan, as further described in the Equity Plan.
The Equity Plan permits the Compensation Committee to make certain performance-based awards to participants under the Equity Plan, which awards will be earned based upon the achievement of management objectives. The management objectives underlying each such award will be determined by the Compensation Committee based on one or more, or a combination, of the following metrics if the award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code: (1) Profits (e.g., gross profit, operating income, EBIT, EBT, net income, net sales, cost of sales, earnings per share, residual or economic earnings, inventory turnover, operating profit, economic profit - these profitability metrics could be measured before certain specified special items and/or subject to GAAP definition); (2) Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, net cash provided by operating activities, net increase (or decrease) in cash and cash equivalents, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment); (3) Returns (e.g., profits or cash flow returns on: assets, invested capital, capital employed, and equity); (4) Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables); (5) Profit Margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds); (6) Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio); (7) Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and (8) Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, market share, geographic business expansion goals, cost targets, selling, general and administrative expenses, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, productivity, economic value added (or another measure of profitability that considers the cost of capital employed), product quality, sales of new products, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

The Board generally will be able to amend the Equity Plan, subject to stockholder approval in certain circumstances as described in the Equity Plan.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on Wednesday, March 9, 2016 in Valley City, Ohio. Matters voted on at the Annual Meeting and the results thereof are set forth below.

Proposal No. 1: Election of Directors.

The following nominees for Class II directors were elected by the Company's stockholders at the Annual Meeting for a term of three years by the following vote:

Nominee	For	Withheld

Cloyd J. Abruzzo	10,995,001	608,898
George G. Goodrich	10,992,181	611,718
Dieter Kaesgen	10,825,946	777,953

Proposal No. 2: Advisory Vote on Named Executive Officer Compensation.

The stockholders approved, on an advisory basis, the compensation of the Company's named executive officers by the following vote:

For	Against	Abstain
10,854,060	712,849	36,990

Proposal No. 3: Approval of the Shiloh Industries, Inc. 2016 Equity and Incentive Compensation Plan.

The stockholders approved the Shiloh Industries, Inc. 2016 Equity and Incentive Compensation Plan by the following vote:

For	Against	Abstain
10,873,606	670,642	59,651

Proposal No. 4: Approval of Amendment to Restated Certificate of Incorporation to Increase Authorized Shares of Common Stock.

The shareholders approved an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.01 per share, from 25,000,000 to 50,000,000, by the following vote:

For	Against	Abstain
12,857,535	1,593,875	189,158

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number    Description

10.1
Shiloh Industries, Inc. 2016 Equity and Incentive Compensation Plan (filed as Appendix A to the Registrant’s definitive proxy statement on Schedule 14A filed on January 29, 2016, SEC File No. 000-21964, and incorporated herein by reference and made a part hereof)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHILOH INDUSTRIES, INC.

	By:	/s/ Kent Bednarz
Name: Kent Bednarz
Date: March 11, 2016		Title: Vice President, Legal and Government Affairs

EXHIBIT INDEX
Exhibit Number    Description

10.1
Shiloh Industries, Inc. 2016 Equity and Incentive Compensation Plan (filed as Appendix A to the Registrant’s definitive proxy statement on Schedule 14A filed on January 29, 2016, SEC File No. 000-21964, and incorporated herein by reference and made a part hereof)